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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 3, 1996

                        CONSOLIDATED STORES CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                   1-8897                   06-1119097
 --------------------------- -----------------------  -----------------------
(State or other jurisdiction (Commission File Number) (IRS Identification No.) of incorporation)


       1105 North Market Street, Suite 1300
                 P. O. Box 8985
                 Wilmington, DE                                    19899
       (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code:  (302) 478-4896

                                 Not applicable
         (Former name or former address, if changed since last report.)





Form 8-K                                                           Page 1 of 6
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    Item 2.   Acquisition or Disposition of Assets.

          THE ACQUISITION. Pursuant to a Stock Purchase Agreement dated March 25, 1996, Consolidated Stores Corporation (the "Company") acquired from Melville Corporation (Melville) all of the issued and outstanding common stock of Kay-Bee Center, Inc., a California corporation ("Kay-Bee") and a holding company for approximately 800 subsidiaries, operating approximately 1,045 retail toy stores (the "Acquisition"). Consolidated Stores effected the Acquisition through KB Consolidated, Inc., a newly formed subsidiary of the Company. The Acquisition was effective as of 12:01 a.m. on May 5, 1996.

          The purchase price for all of the Kay-Bee common stock was approximately $315 million, subject to a post-closing adjustment based on an audit of Kay-Bee's balance sheet. The purchase price was paid by $215 million in cash and $100 million of senior subordinated notes (the "Subordinated Notes") issued by the Company to Melville. The initial purchase price payment was based on the estimated net book value of Kay-Bee as of December 31, 1995.

          The Stock Purchase Agreement provides for a dollar-for-dollar post-closing adjustment of the purchase price in the event that the final net book value of Kay-Bee as of the closing date differs from the estimated net book value. Melville must provide to the Company within 60 days of the closing date an audited closing balance sheet of Kay-Bee as of the closing date setting forth the calculation of the final net book value .

          Under the Stock Purchase Agreement, Melville made standard representations, warranties and covenants. Melville has agreed to indemnify the Company and its affiliates against, among other things, losses arising from the breach of warranties or covenants made by Melville and any damages under the Worker Adjustment Retraining Notification Act for occurrences prior to the closing of the Stock Purchase Agreement With certain exceptions claims against Melville for losses under the indemnities for the breach of representations and warranties must aggregate 2.0% of the purchase price before claims can be made and then Melville Corporation will only be liable for the excess over 1.0% of the purchase price. MelviIle's maximum exposure to liability pursuant to its indemnities is the purchase price, as adjusted.

          THE FINANCING - SUBORDINATED NOTES. On May 5, 1996, in connection with the Acquisition the Company issued the Subordinated Notes to Melville. The Subordinated Notes mature in 2000 and bear interest at a rate of 7% per annum, payable semiannually. The Subordinated Notes are redeemable at the option of the Company, in whole or in part, after two years from their issuance, at a premium to their principal, plus accrued interest. The Indenture under which the Subordinated Notes were issued restricts the Company's ability to, among other things, incur indebtedness, merge, liquidate, pay dividends or make other restricted payments, engage in transactions with affiliates or enter into agreements containing payment restrictions affecting subsidiaries. The Indenture also contains provisions which, among other things, require that the Company in the event of a Change in Control or, in certain circumstances, an Asset Sale (each as defined in the Indenture) make an offer to purchase all or a specified amount of the Subordinated Notes.

          THE FINANCING - BRIDGE LOAN FACILITY. In connection with the Acquisition, the Company's principal operating subsidiary entered into a Bridge Loan Facility dated May 3, 1996, with Merrill Lynch Capital Corporation to provide bridge financing in an aggregate principal amount


Form 8-K                                                            Page 2 of 6
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    of up to $100 million. The Bridge Loan Facility requires that the borrowings, if any, be repaid upon consummation of the Offering (as defined below).

          THE FINANCING - REVOLVING CREDIT FACILITY. In connection with the Acquisition, the Company's principal operating subsidiary entered into a Revolving Credit Facility dated May 3, 1996, with a syndicate of financial institutions consisting of PNC Bank, The Bank of New York, National City Bank, Columbus, and Bank One, Columbus, to provide senior bank financing in an aggregate principal amount of up to $600 million. The Revolving Credit Facility consists of a revolving loan facility (the "Revolver") with the amount available thereunder equal to $450 million and a letter of credit facility with up to $200 million available for the issuance of documentary and standby letters of credit. The facility has a maturity date of May 3, 1999. The Company borrowed $360 million under the Revolver to finance the acquisition of Kay-Bee and repay certain indebtedness.

          The Facility contains a number of covenants, including among others, covenants restricting the Company with respect to the incurrence of indebtedness, the ability to declare, pay or make dividends or other distributions in excess of prescribed levels, the creation of liens, the making of certain investments and loans, engaging in unrelated business, the consummation of certain transactions such as sales of substantial assets, mergers or consolidations and other transactions. The Company is also required to comply with certain financial tests and maintain certain financial ratios.

          THE FINANCING - PROPOSED OFFERING OF COMMON SHARES. The Company has filed with the Securities and Exchange Commission a Registration Statement (No. 333-2545) on Form S-3 under the Securities Act in connection with an underwritten public offering of 3.5 million shares of the Company's Common Stock (the "Offering"). All shares are being sold by the Company. The Company has granted underwriters an option to purchase up to 525,000 shares of Common Stock to cover over-allotments. Proceeds from the Offering will be used to repay a portion of the Company's borrowings incurred under the Revolving Credit Facility. Upon consummation of the Offering, the Bridge Loan Facility will terminate.





Form 8-K                                                            Page 3 of 6
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
Item 7.  Financial Statements and Exhibits.
                                                                                                             Page*
                                                                                                             -----
       (a)    Index to financial statement of business acquired.

                   1.  Financial Statements of Kay-Bee Center, Inc. and Subsidiaries

                       Independent Auditors' Report                                                            F-17
                       Consolidated Balance Sheets as of
                            December 31, 1995, 1994, and 1993                                                  F-18
                       Consolidated Statement of Operations for the years ended
                            December 31, 1995, 1994 and 1993                                                   F-19
                       Consolidated Statement of Shareholder's Equity  for
                            the years ended December 31, 1995, 1994 and 1993                                   F-20
                       Consolidated Statements of Cash Flows for
                            the years ended December 31, 1995, 1994 and 1993                                   F-21
                       Notes to Consolidated Financial Statements                                              F-22

                   2.  Pro forma financial information.

                       Index to Pro Forma Combined Financial Information                                       P-1
                       Pro Forma Combined Financial Information (Unaudited)                                    P-2
                       Pro Forma Combined Statement of Earnings (Unaudited)                                    P-3
                       Pro Forma Combined Balance Sheet (Unaudited)                                            P-5

              Page references are to the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference.

       (b)    Exhibits.

              Exhibit A.    Registration Statement on Form S-3 (Reg. No. 333-2545) filed with the Securities and Exchange
                            Commission and incorporated herein by reference.

              Exhibit B.    Press Release dated May 6, 1996.





Form 8-K                                                            Page 4 of 6
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONSOLIDATED STORES CORPORATION


Dated:  May 6, 1996                     By:  /s/ Michael J. Potter
                                             ------------------------------
                                             Michael J. Potter
                                             Sr. Vice President and Chief
                                              Financial Officer


                              INDEX TO EXHIBITS
- - - --------------------------------------------------------------------------------

Exhibit
  No.
                                 Description
- - - -----  -------------------------------------------------------------------------

A The Company's Registration Statement (No. 333-2545) filed with the Securities and Exchange Commission and incorporated by reference herein
B      The Company's Press Release dated May 6, 1996.





Form 8-K                                                            Page 5 of 6
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                                                                       EXHIBIT B
                                                                       ---------

                   CONSOLIDATED STORES COMPLETES ACQUISITION
                   -----------------------------------------
                         OF KAY-BEE TOYS FROM MELVILLE
                         -----------------------------

     Columbus, Ohio - May 6, 1996 - Consolidated Stores Corporation (NYSE: CNS) announced today the completion of the planned acquisition of Kay-Bee Toys from Melville Corporation for approximately $315 million, including $215 million in cash and $100 million of four-year subordinated notes issued to Melville.

       Consolidated Stores also announced that it entered into a new $600 million Credit Agreement. Terms of the Credit Agreement provide for $600 million of unsecured financing for up to a three-year term. The facility is underwritten by, and will be syndicated through, PNC Bank, as arranger and documentation agent, The Bank of New York, as syndication agent, National City Bank, Columbus, as administrative and managing agent, and Bank One, Columbus, as managing agent.

       Consolidated Stores Corporation, is a leading value retailer specializing in close-out merchandise. Kay-Bee Toy Stores is the nation's leading mall-based toy specialty retailer with a presence in all 50 states. Fiscal 1995 revenues for Consolidated Stores were $1.5 billion and revenues of Pittsfield, Massachusetts based Kay-Bee were $1.1 billion.





Form 8-K                                                            Page 6 of 6